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                                                                     Exhibit 3.6



                           AGREEMENT OF LIMITED PARTNERSHIP

                                          OF

                                   AF MERGER, L.P.


          This Agreement of Limited Partnership of AF Merger, L.P. (the "Agreement") is entered into by and between America First Mortgage Investments, Inc., a Maryland corporation, as general partner (the "General Partner"), and AFMI Corp., a maryland corporation, as limited partner (the "Limited Partner").

          The General Partner and the Limited Partner hereby form a limited partnership pursuant to and in accordance with the Delaware Revised Uniform Limited Partnership Act (Section 17-101, ET SEQ.), as amended from time to time (the "Act"), and hereby agree as follows:

          1. NAME. The name of the limited partnership formed hereby is AF Merger, L.P. (the "Partnership").

          2. PURPOSE. The Partnership is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Partnership is, engaging in any lawful act or activity for which limited partnerships may be formed under the Act and engaging in any and all activities necessary or incidental thereto.

          3. REGISTERED OFFICE. The address of the Partnership's registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          4. REGISTERED AGENT. The name and address of the registered agent of the Partnership for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          5. PARTNERS. The names and the business, residence or mailing addresses of the General Partner and the Limited Partner are as follows:

               GENERAL PARTNER:

               America First Mortgage Investments, Inc.
               399 Park Avenue
               New York, NY 10022

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               LIMITED PARTNER:

               AFMI Corp.
               399 Park Avenue
               New York, NY 10022


          6. POWERS. The powers of the General Partner include all powers, statutory and otherwise, possessed by general partners under the laws of the State of Delaware.

          7. DISSOLUTION. The Partnership shall dissolve, and its affairs shall be wound up at such time as (a) all of the partners of the Partnership approve in writing, (b) an event of withdrawal of a general partner has occurred under Section 17-802 of the Act; PROVIDED, HOWEVER, the Partnership shall not be dissolved or required to be wound up upon an event of withdrawal of a general partner described in Section 7(b) if (i) at the time of such event of withdrawal, there is at least one (1) other general partner of the Partnership who carries on the business of the Partnership (any remaining general partner being hereby authorized to carry on the business of the Partnership), or (ii) within ninety (90) days after the occurrence of such event of withdrawal, all remaining partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of the event of withdrawal, of one (1) or more additional general partners of the Partnership.

          8. CAPITAL CONTRIBUTIONS. The partners of the Partnership have contributed the following amounts, in cash, and no other property, to the
Partnership:

               GENERAL PARTNER:

               America First Mortgage Investments, Inc.     $1.00


               LIMITED PARTNER:

               AFMI Corp.                                   $99.00

          9. ADDITIONAL CONTRIBUTIONS. No partner of the Partnership is required to make any additional capital contribution to the Partnership.

          10. ALLOCATION OF PROFITS AND LOSSES. The Partnership's profits and losses shall be allocated in proportion to the capital contributions of the partners of the Partnership.

          11. DISTRIBUTIONS. Distributions shall be made to the partners of the Partnership at the times and in the aggregate amounts determined by the General Partner. Such distributions shall be allocated among the partners of the Partnership in the same proportion as their then capital account balances.


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          12.  ASSIGNMENTS.

               (a) The Limited Partner may not assign all or any part of its partnership interest in the Partnership and may not withdraw from the Partnership without the consent of the General Partner.

               (b) The General Partner may not assign all or any part of its partnership interest in the Partnership and may not withdraw from the Partnership without the consent of the Limited Partner.

          13. WITHDRAWAL. Except to the extent set forth in Section 12, no right is given to any partner of the Partnership to withdraw from the Partnership.

          14. ADMISSION OF ADDITIONAL OR SUBSTITUTE PARTNERS. One (1) or more additional or substitute partners of the Partnership may be admitted to the Partnership with only the consent of the General Partner.

          15. LIABILITY OF LIMITED PARTNER. The Limited Partner shall not have any liability for the obligations or liabilities of the Partnership except to the extent provided in the Act.

          16. GOVERNING LAW. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.


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               IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Agreement of Limited Partnership as of the 10th day of February, 1998.



                    America First Mortgage Investments, Inc., general partner



                    By: /S/STEWART ZIMMERMAN
                    ------------------------
                    Name: Stewart Zimmerman
                    Title: President


                    ------------------------
                    AFMI CORP.,
                    limited partner



                    By: /S/STEWART ZIMMERMAN
                    ------------------------
                    Name: Stewart Zimmerman
                    Title: President


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